EXHIBIT 99.1

Wireless Telecom Group INC.

25 Eastmans Road Parsippany, NJ 07054
Tel. (973) 386-9696 Fax (973) 386-9191

WTT ANNOUNCES APPOINTMENT OF NEW CEO

NEWS RELEASE

Contact:	Paul Genova (973) 386-9696

For Immediate Release

Monday, January 23, 2006

Parsippany, New Jersey — Wireless Telecom Group, Inc. (AMEX Symbol: WTT) announced today that after a comprehensive search process, the Board of Directors of Wireless Telecom Group, Inc., a New Jersey corporation (‘‘WTT’’), appointed James M. (‘‘Monty’’) Johnson, Jr. as Vice Chairman of the Board and Chief Executive Officer of WTT, effective immediately. Mr. Johnson succeeds Paul Genova, who served as interim Chief Executive Officer of WTT following the resignation of Cyrille Damany in September 2005. Mr. Genova will continue to serve as President and Chief Financial Officer of WTT.

Savio Tung, Chairman of the Board, commented, ‘‘On behalf of the Board of Directors, I am pleased to announce the appointment of Monty Johnson as our new Vice Chairman of the Board and Chief Executive Officer. Mr. Johnson is a seasoned executive with a broad base of experience in marketing, technology and operations in leading telecommunications companies. We believe he is the ideal leader to direct WTT in our efforts to grow our business and provide first-rate products to our global customers.’’

‘‘I am honored that the Board of Directors has expressed their confidence in me,’’ said Mr. Johnson, ‘‘and I look forward to working with the Board of Directors and management team to leverage WTT’s assets and advance WTT’s goals of growth and expansion while providing our shareholders with greater value.’’

Prior to joining WTT, Mr. Johnson (age 50) served from August 2003 until October 2005 as President and General Manager, Network Signaling Group (formerly Network Signaling Division) of Tekelec, a manufacturer of network signaling products, switching products and services for telecommunications networks and contact centers. From January 2003 until his appointment as General Manager, he served as Vice President, Network Signaling Division Strategy and Product Management of Tekelec. From December 2001 until joining Tekelec, Mr. Johnson served as Vice President, Global Sales and Service of dynamicsoft, Inc., a communications software company. From March 1999 until November 2001, he served as Vice President, Global Account Management of Motorola, Inc. Mr. Johnson received a B.S. degree in Electrical Engineering from The Citadel and an M.S. degree in Electrical Engineering from Georgia Tech University.

Wireless Telecom Group, Inc. is a global provider of electronic noise generation equipment in the telecommunications field.

Boonton Electronics, a wholly owned subsidiary, is a leader in the manufacture of test equipment dedicated to measuring the power of RF and Microwave systems used in multiple telecommunication markets.

Microlab/FXR, a wholly owned subsidiary, is a global provider of passive microwave components including power splitters, directional couplers and filters. These products are employed as system components in commercial applications such as wireless base stations for cellular, paging and private communications, in-building wireless signal distribution, television transmitters and aircraft navigation landing systems. Microlab/FXR products are also used in military systems such as electronic countermeasures and missile guidance.

Willtek is a leading provider of solutions that enable manufacturers and operators of wireless communications devices to test mobile phones, air interface, and base stations of cellular networks. Willtek serves a base of more than 5000 customers worldwide with state-of-the-art products including testing equipment for GSM, GPRS, CDMA and WCDMA phones and wireless devices, as well as handheld spectrum analyzers.

WTT’s website address is http://www.wtt.bz

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 and Forms 10-Q for 2005.